April 21, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read the Form 6-K of Kingtone Wirelessinfo Solution Holding Ltd dated April 20, 2015 to be filed with the Securities and Exchange Commission, and are in agreement with the statements regarding our Firm. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

KCCW

KCCW Accountancy Corp.
Diamond Bar, California

KCCW Accountancy Corp.
22632 Golden Springs Dr. #230, Diamond Bar, CA 91765, USA
Tel: +1 909 348 7228 • Fax: +1 626 529 1580 • info@kccwcpa.com